EXHIBIT 10.78

EXECUTION COPY






                                  SERIES 1998-1
                           CERTIFICATE PURCHASE AGREEMENT


                               Dated as of March 31, 1998



                                       Among


                  SPECIALTY FOODS FINANCE CORPORATION

                          as Company,

               SPECIALTY FOODS CORPORATION
                        as Master Servicer,


              THE FINANCIAL INSTITUTIONS PARTY HERETO
                        FROM TIME TO TIME,
                          as Purchasers,

                                and

                      BANKERS TRUST COMPANY,
                             as Agent





TABLE OF CONTENTS

Section
Page

ARTICLE IDEFINITIONS     1
     SECTION 1.01.  Certain Defined Terms    1
     SECTION 1.02.  Other Terms    2
     SECTION 1.03.  Computation of Time Periods   3

ARTICLE IIPURCHASE AND SALE   3
     SECTION 2.01.  Purchase and Sale of the VFC Certificates    3
     SECTION 2.02.  Funding Mechanics   3
     SECTION 2.03.  Closing   3
     SECTION 2.04.  Increases in the Invested Amount of the VFC
          Certificates   3
     SECTION 2.05.  Termination or Reduction of the Commitment.      4
     SECTION 2.06.  Interest and Principal Payments; Fees; Pro Rata
          Treatment 4
     SECTION 2.07.  Increased Costs; Increased Capital 4
     SECTION 2.08.  Illegality; Unavailability    6
     SECTION 2.09.  Taxes     7

ARTICLE IIICONDITIONS PRECEDENT    10
     SECTION 3.01.  Conditions Precedent to the Purchase    10
     SECTION 3.02.  Conditions Precedent to Increase   11

ARTICLE IVREPRESENTATIONS AND WARRANTIES     11
     SECTION 4.01.  Representations and Warranties of the Company   11
     SECTION 4.02.  Representations and Warranties of the Master
          Servicer.      13

ARTICLE VTHE AGENT  14
     SECTION 5.01.  Authorization and Action 14
     SECTION 5.02.  The Agent's Reliance, Etc.    15
     SECTION 5.03.  The Agent and Affiliates 16
     SECTION 5.04.  Purchase Decision   16
     SECTION 5.05.  Indemnification     16
     SECTION 5.06.  Resignation by the Agent 17

ARTICLE VI MISCELLANEOUS 17
     SECTION 6.01.  Amendments, Waivers and Consents, Etc.  17
     SECTION 6.02.  Notices   18
     SECTION 6.03.  No Waiver; Remedies; Rights of Purchaser, Etc   18
     SECTION 6.04.  Binding Effect; Assignability 18
     SECTION 6.05.  Securities Laws; Certificates as Evidence of
          Indebtedness   20
     SECTION 6.06.  GOVERNING LAW; WAIVER OF JURY TRIAL     22
     SECTION 6.07.  Costs and Expenses  22
     SECTION 6.08.  No Proceedings 22
     SECTION 6.09.  Execution in Counterparts; Severability 22
     SECTION 6.10.  Liabilities of the Company.   23




SCHEDULES AND EXHIBITS


SCHEDULE 1     --   Conditions Precedent Documents

EXHIBIT A      --   Form of Assignment Agreement
                           SERIES 1998-1
                  CERTIFICATE PURCHASE AGREEMENT
                    Dated as of March 31, 1998


          SPECIALTY FOODS FINANCE CORPORATION, a Delaware corporation (the "Company"), SPECIALTY FOODS CORPORATION, a Delaware corporation, as servicer (the "Master Servicer"), THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME (collectively, the "Purchasers" and each, a "Purchaser"), and BANKERS TRUST COMPANY, a New York banking corporation ("Bankers Trust"), as agent for the Purchasers (in such capacity, the "Agent"), agree as follows:


ARTICLE I

DEFINITIONS

          SECTION 1.01. Certain Defined Terms. Unless otherwise defined herein, capitalized terms used in this Agreement (including the Exhibits hereto) have the meanings set forth in the Pooling Agreement (as defined below) or the Supplement (as defined below), as applicable. If a term used herein is defined in both the Pooling Agreement and the Supplement, it shall have the meaning set forth in the Supplement. Additionally, the terms defined in the preamble to this Agreement shall have the meanings set forth therein and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affected Person" means each of the Purchasers and the Agent and each of their respective Affiliates, successors and assigns.

          "Aggregate Commitment" means the aggregate Commitments of all Purchasers hereunder.

          "Agreement" means this Series 1998-1 Certificate Purchase
Agreement.

          "Closing" has the meaning assigned to that term in
Section 2.03.

          "Closing Date" has the meaning assigned to that term in
     Section 2.03.

          "Commitment" means with respect to any Purchaser, the amount set forth opposite such Purchaser's name on the signature pages hereof or on Annex I attached to the assignment agreement attached hereto as Exhibit A, as such amount may be reduced from time to time in accordance with Section 2.05.

          "Commitment Termination Date" means the earliest of (a) the Business Day preceding the day on which the Amortization Period commences, (b) the date of the occurrence of any Early Amortization Event described in Section 7.1 of the Pooling Agreement, (c) the date specified by the Agent following the occurrence of any other Early Amortization Event and (d) the Scheduled Termination Date.

          "Other Taxes" has the meaning assigned to that term in
     Section 2.09(b).

          "Pooling Agreement" means the Pooling Agreement dated as of November 16, 1994, among the Company, the Master Servicer and
The Chase Manhattan Bank, as Trustee, as amended, restated, supplemented or otherwise modified from time to time.

          "Pooling and Servicing Agreement" means, collectively, the Pooling Agreement, the Servicing Agreement and the Supplement.

          "Pro Rata Share" means, on any date of determination, with respect to any Purchaser, the ratio (expressed as a percentage) of such Purchaser's Commitment to the Aggregate
Commitment at such time.

          "Purchase" means the purchase and sale of the Series
1998-1 Certificates by the Company to the Purchasers pursuant to this Agreement.

          "Required Certificateholders" means those VFC
Certificateholders holding VFC Certificates in an aggregate face amount equal to or in excess of 50% of the Aggregate Commitment.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Supplement" means the Series 1998-1 Supplement dated as of March 31, 1998, among the Company, the Master Servicer, the Trustee and the Agent, supplementing the Pooling Agreement, as amended, restated, supplemented or otherwise modified from time to time.

          "Taxes" has the meaning assigned to that term in Section
     2.09(a).

          "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

          SECTION 1.02. Other Terms. All accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

          SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."


ARTICLE II

PURCHASE AND SALE

          SECTION 2.01. Purchase and Sale of the VFC Certificates. On the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Company agrees to sell, transfer and deliver to the Purchasers, and the Purchasers agree to purchase, at the Closing, VFC Certificates in an aggregate maximum face amount equal to the Aggregate Commitment and constituting all of the VFC Certificates issued pursuant to the Supplement. Notwithstanding the foregoing, no Purchaser will be required to purchase VFC Certificates in an aggregate face amount in excess of such Purchaser's Commitment.

          SECTION 2.02. Funding Mechanics. The VFC Certificates are to be purchased by each Purchaser on the Closing Date in exchange for the extension by such Purchaser to the Company of its Commitment hereunder. On the Issuance Date, each Purchaser shall pay to the Company its Pro Rata Share of the Initial Invested Amount.

          SECTION 2.03. Closing. (a) The closing (the "Closing") shall take place at 10:00 a.m. at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603 on March 31, 1998 (the "Closing Date"), or, if the conditions to closing set forth in
Article III of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions have been satisfied or waived, or at such other time, date and place as the parties shall agree upon.

          (b) At the Closing (i) the Purchasers will deliver to the Company a fully executed copy of this Agreement and (ii) the Company shall deliver the VFC Certificates to the Agent for delivery to the applicable Purchasers hereunder.

          SECTION 2.04. Increases in the Invested Amount of the VFC Certificates. (a) Subject to the terms and conditions of this Agreement, the Supplement and the VFC Certificates, in each case, with respect to the applicable Increase, each Purchaser hereby agrees from the Closing Date to the Commitment Termination Date to fund from time to time in accordance with the provisions specified in the Supplement, its Pro Rata Share of any Increase requested by the Company from the Purchasers in accordance with the procedures described in Section 2.4 of the Supplement; provided, however, that the aggregate outstanding Invested Amount of the VFC Certificates held by the Purchasers after giving effect to such Increase shall not exceed the amount of the Aggregate Commitment and each Purchaser's Pro Rata Share of the aggregate outstanding Invested Amount after giving effect to such Increase shall not exceed the amount of such Purchaser's Commitment.

          (b) Subject to the terms and conditions of this Agreement, on the Increase Date for an Increase, each Purchaser's Pro Rata Share of such Increase shall be remitted in accordance with the procedures set forth in Section 2.4 of the Supplement, and upon such remittance the aggregate Invested Amount of the VFC Certificates owned by the Purchasers shall be increased by the amount of such remittance.

          SECTION 2.05. Termination or Reduction of the Commitment. The Company may, at any time upon notice to the Agent delivered at least 10 days prior to any Settlement Date, terminate in whole or reduce in part the unused portion of the Aggregate Commitment; provided however, that (i) each such partial reduction must be in an amount not less than $5,000,000 (and in increments of $1,000,000 in excess thereof), (ii) if the Company seeks to reduce the Aggregate Commitment to an amount less than $50,000,000, then the Aggregate Commitment shall be reduced to zero, the Commitment Termination Date shall be deemed to have occurred and this Agreement shall be terminated, (iii) if the Company terminates the Aggregate Commitment in connection with a termination of the facility prior to the first anniversary of the Closing Date, the Company shall pay the prepayment fee described in Section 2.7(e) of the Supplement, (iv) once reduced, the amount of any such reduction of the Aggregate Commitment may not be reinstated, (v) any reduction in the Aggregate Commitment shall reduce the Commitments of the Purchasers hereunder ratably in accordance with their respective Pro Rata Shares and (vi) such termination or reduction shall otherwise be on the terms and conditions set forth in Section
2.5 of the Supplement.

          SECTION 2.06. Interest and Principal Payments; Fees; Pro Rata Treatment. In accordance with Section 3C.4 and 3C.5 of the Pooling and Servicing Agreement, each VFC Certificateholder shall be entitled to the payment of interest, fees and principal on its VFC Certificates. Each payment of interest, fees and principal by the Company hereunder or under the Pooling and Servicing Agreement, as well as any Decrease in the Invested Amount shall be allocated pro rata among the VFC Certificateholders on the date of payment or Decrease, in accordance with their respective Pro Rata Shares.
Each VFC Certificateholder agrees that the Agent may in its discretion, in connection with computing its portion of any amounts owed by the Company to such VFC Certificateholder, round each VFC Certificateholder's Pro Rata Share of such amount to the next higher or lower whole dollar amount.

          SECTION 2.07.  Increased Costs; Increased Capital.
(a) If, after the date hereof due to either (i) the introduction of or any change in or to the interpretation of any law, rule or regulation by the governmental authority that promulgated or administers compliance with such law, rule or regulation (other than laws, rules or regulations with respect to income taxes or any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Requirements) or (ii) the compliance with any guideline or request from any central bank or other fiscal, monetary or governmental authority, rating agency or similar agency (whether or not having the force of law), and otherwise in connection with any Purchaser's asset-supported financing business, any reserve or deposit or similar requirement shall be imposed, modified or deemed applicable or, any basis of taxation shall be changed or any other condition shall be imposed, and as a result thereof, there shall be any increase in the cost to any Affected Person (whether incurred directly or indirectly) of making, funding, or maintaining the Invested Amount outstanding under, the VFC Certificates or in the cost to any Affected Person of agreeing to make, fund, or maintain any Invested Amount outstanding under, the VFC Certificates, then, in any such case, the Company shall from time to time, upon demand by any such Affected Person, by the submission of the certificate described below, pay to such Affected Person (as a third-party beneficiary, in the case of an Affected Person which is not a party hereto or an assignee thereof), additional amounts sufficient to compensate such Affected Person for such increased cost. In determining such amount, such Affected Person may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Person in determining amounts of this type. A certificate submitted to the Company and the Agent by the relevant Affected Person (or by the Agent on behalf of any Purchaser), setting forth in reasonable detail the calculation of the amount of such increased cost and describing the averaging and attribution methods used in determining such amount, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Affected Person determines that compliance with any law or regulation or any guideline or request or any written interpretation from any central bank or other fiscal, monetary or governmental authority, rating agency or similar agency (whether or not having the force of law) which is introduced, implemented or received by such Affected Person after the date hereof, affects or would affect capital adequacy or the amount of capital required or expected to be maintained by such Affected Person or any corporation controlling such Affected Person and that the amount of such capital is increased by or based upon the VFC Certificates or the existence of this Agreement, the Pooling and Servicing Agreement, or the commitments to lend hereunder, or has or would have the effect of reducing such Affected Person's rate of return on capital, then, upon demand by any such Affected Person, by the submission of the certificate described below, the Company shall pay to such Affected Person (as a third-party beneficiary, in the case of an Affected Person which is not a party hereto or an assignee thereof), from time to time, as specified by such Affected Person, additional amounts sufficient on an after-tax basis to compensate such Affected Person in light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the VFC Certificates or the existence of this Agreement, the Pooling and Servicing Agreement, or any commitment to lend hereunder. In determining such amounts, such Affected Person may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Person in determining amounts of this type. A certificate submitted to the Company and the Agent by the relevant Affected Person (or by the Agent on behalf of any Purchaser), setting forth in reasonable detail the calculation of any such amounts and describing the averaging and attribution methods used in determining such amounts, shall be conclusive and binding for all purposes, absent manifest error.

          (c) Promptly after giving any notice to the Company pursuant to this section, a VFC Certificateholder will use its best efforts to designate one of its offices located at an address other than that previously designated pursuant to this Agreement as the office from which its Commitment to fund Increases will be made after the designation if it will avoid the need for, or materially reduce the amount of, any payment to which the VFC Certificateholder would otherwise be entitled pursuant to this section and will not, in the sole discretion of the VFC Certificateholder, be otherwise disadvantageous to the VFC Certificateholder.

          SECTION 2.08. Illegality; Unavailability. (a) In the event that on any date any VFC Certificateholder shall have determined (which determination, absent manifest error, shall be final and conclusive and binding upon all parties) that the continuation of its interest in the Invested Amount or its Commitment to fund Increases in such Invested Amount as Eurodollar Tranches has become unlawful by compliance by the VFC Certificateholder in good faith with any law, governmental rule, regulation or order or has become impossible as a result of a contingency occurring after the date hereof that materially and adversely affects its interbank eurodollar market, then, and in any such event, that VFC Certificateholder shall promptly give notice (by telephone confirmed in writing) to the Company, the Trustee and the Agent (which notice the Agent shall promptly transmit to each VFC Certificateholder) of that determination. The obligation of the affected VFC Certificateholder to maintain its interest in the Invested Amount or its Commitment to fund Increases to such Invested Amount as Eurodollar Tranches during any such period shall be terminated at the earlier of the termination of the Funding Period then in effect for each Eurodollar Tranche or when required by law, and the Company shall, no later than the time specified for the termination, convert such affected VFC Certificateholder's Pro Rata Portion of the Invested Amount that constitute part of any Eurodollar Tranche into a part of the Unallocated Balance.

          (b) If, prior to the beginning of any Funding Period, the Agent shall have determined (which determination shall be final and conclusive and binding upon all parties) that: (i) dollar deposits in the relevant amount and for the Funding Period are not available in the relevant interbank eurodollar market or (ii) by reason of circumstances affecting the interbank eurodollar market, that adequate and fair means do not exist for ascertaining the Applicable Eurodollar Rate for a Eurodollar Tranche or (iii) by reason of any change since the date of this Agreement in any applicable law, governmental rule regulation or order, the Applicable Eurodollar Rate does not adequately reflect the costs to the VFC Certificateholders of funding or maintaining such Eurodollar Tranche, then the Agent shall promptly give notice of this determination to the Company and to each VFC Certificateholder. Thereafter, and continuing until the Agent shall notify the Company that the circumstances giving rise to this determination no longer exist, (x) each Eurodollar Tranche will, on the last day of the applicable Funding Period, convert into a part of the Unallocated Balance, (y) the right of the Company or the Master Servicer to request Eurodollar Tranches shall be suspended and (z) any portion of the Invested Amount requested to be made as Eurodollar Tranches prior to such time but not yet made shall be made as part of the Unallocated Balance.

          (c) If circumstances subsequently change so that any affected VFC Certificateholder shall determine that it is no longer affected by any of the items described in this Section 2.08, the VFC Certificateholder shall promptly notify the Company and the Agent, and upon receipt of the notice, the obligations of the VFC Certificateholder to maintain its interest in the Invested Amount or its Commitment to fund Increases to such Invested Amount as parts of Eurodollar Tranches shall be reinstated.

          SECTION 2.09. Taxes. (a) All payments made by the Company under this Agreement, the Pooling and Servicing Agreement and the VFC Certificates shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority having taxing authority, excluding net income taxes and franchise taxes (imposed in lieu of income taxes) imposed on any Affected Person as a result of any present or former connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and such Affected Person (excluding a connection arising solely from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Pooling and Servicing Agreement or the VFC Certificates or any other related document to which such Affected Person is a party) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to or under the VFC Certificates,
(i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09), the relevant Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law ; provided, however, that if any Affected Person organized under the laws of any jurisdiction outside the United States fails to provide forms or other documents to the Company or the Agent as required by subsection 2.09(e) and the Company, in accordance with such paragraph is required to and does withhold Taxes from a payment hereunder in an amount greater than it would have been required to withhold if such Affected Person had provided the required forms or other documents, any additional sum payable under clause (i) of this sentence shall be computed as if the Company had withheld such lesser amount. In the event that Taxes consisting of a withholding tax of the United States or any political subdivision thereof shall after the date hereof be or become applicable to any payments by the Company to an Affected Person holding an interest in the VFC Certificates, such Affected Person, if a party hereto, shall use its best efforts to transfer such interest to another lending office of such Affected Person if such transfer would avoid or reduce such Taxes and would not in the sole opinion of such Affected Person be otherwise disadvantageous to such Affected Person. To the extent that Taxes consisting of a withholding tax of the United States or any political subdivision thereof shall after the date hereof be or become applicable to any payments by the Company to an Affected Person not a party hereto holding a direct or indirect interest in VFC Certificates held by an Affected Person party hereto, such Affected Person party hereto will endeavor to cause such Affected Person not party hereto to use its best efforts to transfer such interest to another lending office of such Affected Person not party hereto if such transfer would avoid or reduce such Taxes and would not in the sole opinion of such Affected Person not party hereto be otherwise disadvantageous to such Affected Person not party hereto.

          (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Supplement, the Pooling Agreement, the Servicing Agreement or any related documents or instruments (hereinafter "Other Taxes").

          (c) The Company will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.09 and any amounts required to be paid by any Purchaser in respect of Taxes or Other Taxes to any other Affected Person, whether by way of gross-up, indemnity or otherwise paid by such Affected Person and, except to the extent resulting from the gross negligence or willful misconduct of the applicable Affected Person, any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Whenever any Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to each Affected Person a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the relevant Affected Person the required receipts or other required documentary evidence, the Company shall indemnify such Affected Person for any incremental Taxes, interest or penalties that such Affected Person is legally required to pay as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the Supplement and the payment of the VFC Certificates.

          (d) Each Affected Person that is a party hereto agrees to use its best efforts to inform the Company if any Taxes or Other Taxes are imposed by any jurisdiction promptly after such Affected Person becomes aware of any such Taxes or Other Taxes. Each Affected Person shall cooperate with the Company, at the Company's expense, in contesting any Taxes or Other Taxes the Company is required to bear under this Section 2.09. Each Affected Person that is a party hereto shall honor all reasonable requests from the Company to file, or to provide the Company with, such returns, statements or other documentation as shall enable such Affected Person, or the Company on behalf thereof, to claim a reduced rate, or exemption from, any Taxes or Other Taxes required to be borne by the Company under this Section 2.09. Each Affected Person that is a party hereto further agrees that to the extent that any Affected Person not party hereto holds a direct or indirect interest in VFC Certificates held by an Affected Person party hereto, such Affected Person party hereto will inform the Company, on behalf of such Affected Person not party hereto, of the imposition of any Taxes or Other Taxes, and will endeavor to cause such Affected Person not party hereto to otherwise cooperate with the Company as provided in this subsection 2.09(d).

          (e)  Each Affected Person that is also a VFC
Certificateholder and that is not created or organized under the laws of the United States or a political subdivision thereof shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Company (i) on or prior to the date hereof, or, if later, the date on which such Affected Person becomes an Affected Person, two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS From 4224 or From 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Company to make payments hereunder for the account of such Affected Person without deduction or withholding of the United States federal income or similar taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this subsection 2.09(e), copies (in such numbers as may be from time to time be prescribed by applicable laws or regulations) of such additional, amended, or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Company to make payments hereunder for the account of such Affected Person without deduction or withholding of United States federal income or similar taxes. To the extent that any Affected Person not party hereto holds a direct or indirect interest in any VFC Certificate held by an Affected Person party hereto, and such Affected Person not party hereto is not created or organized under the laws of the United States or a political subdivision thereof, such Affected Person party hereto will endeavor to cause such Affected Person not party hereto, to the extent that such Affected Person not party hereto may then do so under applicable laws and regulations, to deliver to such Affected Person party hereto (who shall promptly deliver copies thereof to the Company and the Agent), on or before the date hereof, or, if later, the date on which such Affected Person not party hereto becomes an Affected Person, two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS From 4224 or From 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit such Affected Person not party hereto to receive payments in respect of its interest in the VFC Certificates and the related transactions without deduction or withholding of United States federal income or similar taxes and
(ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this subsection 2.09(e), copies (in such numbers as may be from time to time be prescribed by applicable laws or regulations) of such additional, amended, or successor forms, certificates or statements as may to permit such Affected Person not party hereto to receive payments in respect of its interest in the VFC Certificates and the related transactions without deduction or withholding of United States federal income or similar taxes.

ARTICLE III

CONDITIONS PRECEDENT

          SECTION 3.01. Conditions Precedent to the Purchase. The Purchase is subject to the satisfaction at the time of the Closing of the conditions precedent set forth below in this Section 3.01.

          (a) The Agent shall have received on or before the Closing Date each of the items listed on Schedule I hereto, each (unless otherwise indicated) dated the Closing Date, in form and substance satisfactory to the Agent.

          (b) Each of this Agreement and the Pooling and Servicing Agreement shall have become effective in accordance with their respective terms, and all conditions to the issuance of the VFC Certificates under the Pooling and Servicing Agreement shall have been satisfied.

          (c) All of the terms, covenants, agreements and conditions of this Agreement and the Pooling and Servicing
Agreement to be complied with and performed by the respective parties to such agreements by the Closing shall have been complied with and performed.

          (d) Each of the representations and warranties contained in this Agreement and the Pooling and Servicing Agreement made by each of the parties to such agreements shall be true and correct in all material respects as of the time of the Closing as though made as of such time.

          (e)  No Early Amortization Event or Potential Early
Amortization Event shall have occurred and be continuing.

          (f) The Agent shall have received evidence satisfactory in form and substance to the Agent that concurrently with the Closing, the repayment of all "Term Certificates" under and as defined in the Series 1994-1 Supplement dated as of November 16, 1994, among the Company, the Master Servicer and the Trustee shall have been provided for which such evidence may include an irrevocable notice from the Company to the holders of such Term Certificates terminating the "Revolving Period" as defined in such Series 1994-1 Supplement.

          (g) The SFC Loan Agreement shall have become effective in accordance with its terms, such SFC Loan Agreement shall be in form and substance satisfactory to the Agent, and the initial funding thereunder shall have been made in an amount sufficient to repay in full all outstanding indebtedness under the Term Loan Agreement and the Revolving Loan Agreement as in effect prior to the Closing Date.

          (h) The Pooling Agreement shall have been amended in a manner satisfactory to the Agent such that, among other things, the calculation of Overconcentration Amounts is based on Eligible Receivables and on Obligor Limits as shall have been agreed among the Company, SFC and the Agent.


          SECTION 3.02.  Conditions Precedent to Increase.  The
funding of any Increase pursuant to Section 2.04 hereof is subject to the satisfaction, as of the applicable Increase Date, of the following conditions:

          (a) Each of the representations and warranties of each of the SFC Group members contained in this Agreement, the Pooling and Servicing Agreement and any other Transaction Document shall be true and correct in all material respects as of the applicable Increase Date as though made as of such time except to the extent that any such representations and warranties expressly relate to an earlier time; and

          (b)  No Early Amortization Event or Potential Early
Amortization Event shall have occurred and be continuing.

          (c) If such Increase is made on the Issuance Date, the Company shall have paid all fees under the Fee Letter which are payable at or before such Issuance Date and shall have complied with and performed all other terms, covenants and agreements thereunder to be complied with or performed prior to the Issuance Date.


ARTICLE IV

REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Company. Each of the representations and warranties made by the Company as of the Closing Date pursuant to the Pooling and Servicing Agreement is incorporated herein by reference for the benefit of each Purchaser and the Agent. In addition, the Company hereby represents and warrants to each Purchaser and the Agent as of the Closing Date and each Increase Date that:

          (a) The Company has full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) The Company is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals could reasonably be expected to have a material adverse effect either on the Company's ability to perform its obligations hereunder or on the interests of any Purchaser or the Agent under this Agreement.

          (c) The execution and delivery of this Agreement by the Company and the consummation of the transactions provided for in this Agreement have been duly authorized by the Company by all necessary corporate action on the part of the Company.

          (d) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, do not and will not conflict with or violate any Requirement of Law applicable to the Company or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, instrument, mortgage, deed of trust or other agreement to which the Company is a party or by which it or its properties are bound.

          (e) There are no proceedings or, to the best knowledge of the Company, investigations, pending or threatened against the Company before any Governmental Authority (i) asserting the illegality, validity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that is reasonably likely to materially and adversely affect the financial condition or operations of the Company or the performance by the Company of its obligations under this Agreement. The Company is not in default with respect to any order of any Governmental Authority, except for such defaults that are not reasonably likely to materially and adversely affect the financial condition or operations of the Company or the performance by the Company of its obligations under this Agreement.

          (f) All authorizations, consents, orders and approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, given or made by the Company in connection with the execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated by this Agreement have been obtained, given or made and are in full force and effect.

          (g) This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity.

          (h) No proceeds of the Purchase hereunder will be used by the Company (i) for a purpose that violates or would be inconsistent with Regulations G, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (i) No certificate, information, exhibit, financial or other statement, document, book, record or report furnished or to be furnished by the Company, any of its Affiliates, the Master Servicer or their respective agents or representatives in connec tion with this Agreement or the VFC Certificates and relating to the Company, any of its Affiliates, the Master Servicer, the Receivables or the transactions contemplated by this Agreement, the VFC Certificates and the other instruments and agreements related thereto is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading, in each case, as of the date it is or shall be dated or (except as otherwise disclosed in writing to the Agent or any Purchaser, as the case may be, at such time) as of the date so furnished.

          (j) The VFC Certificates have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Purchasers in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Pooling and Servicing Agreement and this Agreement.

          (k) The Pooling and Servicing Agreement is in full force and effect and no default or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such agreement or any other interruption of the ongoing performance by the parties to each such agreement of their respective obligations thereunder.

          (l) The Company is not required to register as an "investment company" nor is the Company controlled by an "investment company" within the meaning of the Investment Company
Act of 1940, as amended.

          (m)  No Early Amortization Event or Potential Early
Amortization Event has occurred and is continuing.

          (n) Assuming the accuracy of the representations and warranties of the Purchasers and their respective assignees in
Section 6.05 and assuming the Purchasers are not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the VFC Certificates in the manner contemplated by this Agreement and the Pooling and Servicing Agreement is a transaction exempt from the registration requirements of the Securities Act.

          SECTION 4.02. Representations and Warranties of the Master Servicer. Each of the representations and warranties made by the Master Servicer as of the Closing Date pursuant to the Pooling and Servicing Agreement and any other Transaction Document is incorporated herein by reference and made for the benefit of each Purchaser and the Agent. In addition, the Master Servicer hereby represents and warrants to each Purchaser and the Agent as of the Closing Date and each Increase Date that:

          (a) The audited financial statements and schedules of SFC and its Subsidiaries for the period ended December 31, 1997 and the unaudited financial statements of SFC and its Subsidiaries for the period ended September 30, 1997, each as, or as will be, filed with the Securities Exchange Commission on Forms 10-K and 10-Q, respectively, (the "Financial Statements"), present fairly in all material respects the financial position, results of operations and cash flows of SFC at the dates and for the periods to which they relate and have been prepared in accordance with generally acceptance accounting principles applied on a consistent bases, except as otherwise stated therein (subject, in the case of unaudited statements, to normal and recurring audit adjustments);

          (b) Except as disclosed in writing to the Agent and as described on Exhibit 4.02 hereto, since the date of the Financial Statements (i) there has been no material adverse change in the condition, financial or otherwise, or the earnings or business affairs of SFC or any Subsidiary, wether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by SFC or any Subsidiary that are materially adverse with respect to the condition, financial or otherwise, or the earnings or business affairs of SFC or any Subsidiary.

          (c) None of the Sellers have granted any Liens (other than Permitted Liens) with respect to their inventory the sale of which will give rise to a Receivable included in the Trust Assets except pursuant to documentation, in form and substance which has been approved by the Agent, which confirms that such Liens do not attach to and are automatically released from, any Receivables and Related Property sold to the Company.

          (d) Notwithstanding anything to the contrary contained in any Transaction Document, to the extent the Master Servicer delegates or assigns any of its obligations under the Servicing Agreement to a Seller or Seller Group, the Master Servicer's obligations under such Servicing Agreement shall continue in full force and effect despite such delegation or assignment.

ARTICLE V

THE AGENT

          SECTION 5.01. Authorization and Action. (a) The Purchasers hereby designate and appoint Bankers Trust Company as Agent and each Purchaser hereby authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and any related agreement, instrument and document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto.
The Agent reserves the right, in its sole discretion, but subject to such restrictions as may be set forth with respect to the Purchasers in this Agreement or any related agreement, instrument or document, to exercise any rights and remedies under this Agreement or any related agreement, instrument or document executed and delivered pursuant hereto, or pursuant to applicable law, and also to agree to any amendment, modification or waiver of this Agreement or any related agreement, instrument and document, in each instance, on behalf of the Purchasers. Notwithstanding anything herein or elsewhere to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The appointment and authority of the Agent hereunder shall terminate on the date after the Commitment Termination Date on which the Invested Amount of the VFC Certificates has been reduced to zero.

          (b) Without limiting the authorization of and delegation to the Agent set forth in the foregoing subsection 5.01(a), it is hereby acknowledged and agreed that all payments in respect of the VFC Certificates and in respect of fees and other amounts owing to the Purchasers or any other Person under this Agreement shall, except as otherwise expressly provided herein, be remitted by the applicable payor to the Agent, and the Agent shall distribute all such amounts, promptly following receipt thereof, to the applicable parties in interest according to their respective interests therein, determined by reference to the terms of the Pooling and Servicing Agreement, this Agreement and the Agent's books and records relating to the VFC Certificates, the Pooling and Servicing Agreement and this Agreement (it being agreed that the entries made in such books and records of the Agent shall be conclusive and binding for all purposes absent manifest error).

          SECTION 5.02. The Agent's Reliance, Etc. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Supplement.
Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as the Agent under or in connection with this Agreement or any related agreement, instrument or document except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Company, the Master Servicer, any Seller or the Trustee), independent public accountants, consultants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations made in or in connection with this Agreement or in connection with any related agreement, instrument or document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any related agreement, instrument or document on the part of the Company, the Trustee, the Master Servicer or any Seller or to inspect the property (including the books and records) of the Company, any Seller, the Trustee or the Master Servicer; (d) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuine ness or sufficiency of value of this Agreement or any related agreement, instrument or document; (e) shall not be deemed to be acting as any Purchaser's trustee or otherwise in a fiduciary capacity hereunder or in connection with any related agreement, instrument or document; and (f) shall incur no liability under or in respect of this Agreement or any related agreement, instrument or document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 5.03. The Agent and Affiliates. To the extent that the Agent or any of its Affiliates shall become a VFC Certificateholder, the Agent or such Affiliate, in such capacity, shall have the same rights and powers under this Agreement and each related agreement, instrument and document as would any Purchaser and may exercise the same as though it were not the Agent. The Agent and its Affiliates may generally engage in any kind of business with any Seller, the Company, the Master Servicer, the Trustee or any Obligor or any of their respective Affiliates and any Person who may do business with or own securities of any of the foregoing, all as if it were not the Agent and without any duty to account therefor to any Purchaser.

          SECTION 5.04. Purchase Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Agent or any of its Affiliates, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to purchase the VFC Certificates including as to the financial condition and affairs of the Company, each Seller, the Master Servicer and the Receivables. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent or any of its Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement or any related agreement, instrument or other document. The Agent shall not have any responsibility or duty, either initially or on a continuing basis, to provide any Purchaser with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or any Increase Date or at any time or times thereafter.

          SECTION 5.05. Indemnification. Each Purchaser agrees, on the basis of its Pro Rata Share, to indemnify the Agent (to the extent not reimbursed by the Company or the Master Servicer) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any related agreement, instrument or document, or any action taken or omitted by the Agent under this Agreement, or any related agreement, instrument or document; provided, however, that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Purchaser agrees, on the basis of its Pro Rata Share, to reimburse the Agent, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement or any related agreement, instrument or document.

          SECTION 5.06. Resignation by the Agent. (a) The Agent may resign at any time by giving notice to the Company and the Purchasers. The resignation shall take effect upon the appointment of a successor Agent pursuant to subsections (b) and (c) below or as otherwise provided below.

          (b) Upon any notice of resignation, the Control Party shall appoint a successor Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to the Company (it being understood and agreed that any Purchaser is deemed to be acceptable to the Company).

          (c) If a successor Agent shall not have been appointed within 30 days after the delivery of the notice referred to in subsection (a), the Agent, with the consent of the Company, shall then appoint a successor Agent who shall serve as Agent hereunder until the time, if any, that the Control Party appoints a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to subsection (b) or (c) above by the 60th day after the date notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Purchasers shall thereafter perform all the duties of the Agent under this Agreement and the Supplement until the time, if any, that the Purchasers appoint a successor Agent as provided above.


ARTICLE VI

MISCELLANEOUS

          SECTION 6.01. Amendments, Waivers and Consents, Etc. No amendment to or waiver of any provision of this Agreement or the Pooling and Servicing Agreement, nor consent to any departure by the Company or the Master Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, the Master Servicer and the Agent acting on behalf of the Required Certificateholders; provided, however, that no amendment shall (a) decrease the outstanding amount of, or extend the repayment of or any scheduled payment date for the payment of, any interest in respect of the VFC Certificates or any fees owed to a VFC Certificateholder without its prior written consent, (b) forgive or waive or otherwise excuse any repayment of the Invested Amount without the prior written consent of each VFC Certificateholder affected thereby, (c) increase the Commitment of any VFC Certificateholder without its prior written consent, (d) waive any of the requirements hereunder that the security interest of the Trustee in the Receivables and the other Trust Assets be perfected by appropriate UCC filings without the prior written consent of each VFC Certificateholder or (e) amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent; provided, however, that this Agreement may not be amended unless the Company shall have delivered the proposed amendment to the Rating Agency at least ten Business Days (or a shorter period that shall be acceptable to them) prior to the execution and delivery thereof and the Rating Agency shall not as a result of such amendment, have downgraded the rating assigned to the VFC Certificates immediately prior to such amendment. Each VFC Certificateholder shall be bound by any modification, waiver or consent authorized by this section, whether or not its VFC Certificate shall have been marked to indicate the modification, waiver or consent. This Agreement and the other agreements, instruments and documents executed and delivered pursuant hereto contain a final and complete integration of all prior expressions by the parties hereto and thereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

          SECTION 6.02. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the United States mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained.

          SECTION 6.03. No Waiver; Remedies; Rights of Purchaser, Etc. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 6.04.  Binding Effect; Assignability.

          (a) This Agreement shall be binding upon each of and inure to the benefit of the Company, the Master Servicer, the Agent, each Purchaser and their respective successors and permitted assigns.

          (b) The Company shall not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Agent and each Purchaser. Without the prior written consent of the Agent and each Purchaser, the Master Servicer shall not assign any of its rights and obligations hereunder or any interest herein to any Person other than a Successor Servicer.
          (c) Each VFC Certificateholder may, in accordance with Sections 2.6 and 8.7 of the Supplement, at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its VFC Certificates and its Commitment. In the event of any sale by a VFC Certificateholder of participating interests to a Participant, the VFC Certificateholder's obligations under this Agreement shall remain unchanged, the VFC Certificateholder shall remain solely responsible for the performance thereof, and the VFC Certificateholder shall remain the holder of its rights under its VFC Certificate and this Agreement for all purposes hereunder, and the other parties hereunder shall continue to deal solely and directly with the VFC Certificateholder in connection with such rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 2.07, 2.08 and 2.09 with respect to its participation in the VFC Certificate (it being understood that amounts payable to any Participant under Section 2.09 will be limited as provided in
Section 2.09 absent compliance by such participant with such Section).

          (d) Any VFC Certificateholder may, in accordance with Sections 2.6 and 8.7 of the Supplement, at any time assign to one or more banks or financial institutions ("Assignees") all or any part of its Commitment; provided, however, that (i) unless assigned to an Affiliate of the VFC Certificateholder, it assigns all of its Commitment or a portion of its Commitment in an amount not less than $5,000,000, (ii) after the assignment, the VFC Certificateholder and its Affiliates continue to hold at least $5,000,000 of Commitment or have reduced their Commitment to $0,
(iii) any Assignee, other than an Affiliate of the VFC Certificateholder, must be reasonably acceptable to the Company and the Agent, (iv) if such Assignee is organized under the laws of a jurisdiction outside the United States of America, such Assignee shall satisfy the requirements of Section 2.09, or amounts payable to it under Section 2.09 shall be limited to amounts that would be payable such Assignee had complied with Section 2.09, and (v) any such assignment shall be subject to the prior written consent of the Company, which consent shall not be unreasonably delayed or withheld. In the event of any assignment, the VFC Certificateholder shall give notice to the Company and the Agent and shall deliver to the Agent, for acceptance and recording in its records, an assignment agreement substantially in the form of Exhibit A together with a processing and recordation fee of $3,500. Within five Business Days of receipt thereof, the Agent shall, if the assignment agreement has been fully executed by the Assignee, the assignor VFC Certificateholder and the Company, is completed and is in substantially the form of Exhibit A, execute the assignment agreement and record the information contained therein in its records. Upon the earlier of the expiration of the fifth Business Day after receipt or the date of such recording, the assignment will become effective. The Company, the Agent and the assignor VFC Certificateholder agree to extend the rights and benefits with respect to the Company under this Agreement to the Assignee to the extent the Assignee would have had if it were a VFC Certificateholder that was an original signatory to this Agreement; provided, that the Company shall be entitled to continue to deal solely and directly with the assignor VFC Certificateholder in connection with the interests so assigned to the Assignee until the assignment agreement and any required fee, as described above, shall have been delivered to the Company and the Agent by the VFC Certificateholder and the Assignee and the assignment shall have become effective. Upon the effective assignment of any Commitment, the VFC Certificateholder assigning such Commitment shall be relieved of its obligations hereunder to the extent of the assignment.

          (e) The sale or assignment of any Commitment to any Assignee or Participant (each, a "Transferee") shall not be effective until it has agreed to be bound by the provisions of
Section 6.08. The Company and SFC each authorize the VFC Certificateholders to disclose to any Transferee and any prospective Transferee any and all information in their possession concerning the Company and SFC that has been delivered to them by the Company, Aggregate Commitment, the Trustee and/or the Agent in connection with their credit evaluation of the Trust Assets prior to entering into this Agreement.

          (f) Notwithstanding any other provisions set forth in this Agreement, the VFC Certificateholders may at any time create a security interest in all or any portion of their rights under this Agreement and the VFC Certificates in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (g) This Agreement shall create and constitute the con tinuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date on which the Invested Amount of the VFC Certificates has been paid in full; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Company or the Master Servicer pursuant to Article IV and, the rights and remedies described in Sections 2.07, 2.08, 2.09 and 6.07 shall be continuing and shall survive any termination of this Agree ment.

          SECTION 6.05. Securities Laws; Certificates as Evidence of Indebtedness.

          (a) Each Purchaser acknowledges, represents, warrants and covenants, as applicable, to the Company as of the Closing Date that:

          (i) the VFC Certificates have not been and will not be registered under the Securities Act and are being offered and sold to the Purchaser in reliance upon the exemption provided in Section 4(2) of the Securities Act, and have not and will not be registered or qualified under the securities or "blue sky" laws of any jurisdiction, and may not be resold or otherwise transferred unless so registered or qualified or unless any exemption from such requirements is available;

          (ii) the Purchaser is purchasing the VFC Certificates in the ordinary course of its business and for investment only solely for its own account or accounts for which it exercises sole investment discretion and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof;

          (iii) the Purchaser is an "Accredited Investor" (as defined under Rule 5.01(a)(1), (2), (3) or (7), of the Securities Act) or a sophisticated institutional investor, or, if the VFC Certificates are to be purchased for one or more institutional accounts ("investor accounts") for which it is acting as a fiduciary or agent, each such investor account is an Accredited Investor or a sophisticated institutional investor;

          (iv) the Purchaser invests in or has such knowledge and experience in business and financial matters and with respect to investments in securities so as to enable it to understand and evaluate the risks of such investments and form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof;

          (v) the Purchaser has been afforded access to information (including the financial condition) about the Company, the Master Servicer and the Sellers to enable it to evaluate its investment in the VFC Certificates, acknowledges receipt of such information and further acknowledges that it has been afforded the opportunity (A) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company, the Master Servicer and the Sellers concerning the terms and conditions of the offering of the VFC Certificates and the merits and risks of investing in the VFC Certificates and (B) to obtain such additional information which the Company, the Master Servicer or any of the Sellers, as the case may be, possess or can acquire without unreasonable effort and expense that is necessary to verify the accuracy and completeness of the information described above in this clause (v);

          (vi) the Purchaser acknowledges that the expressed intent of the Company is that the VFC Certificates are being issued only in transactions not involving any public offering within the meaning of the Securities Act and that the VFC Certificates will bear a legend substantially as set forth in the form of the VFC Certificates included in the Supplement and will be subject to certain limitations on transfer and exchange specified in the Agreement, the Supplement and the other Transaction Documents;

          (vii)  the Purchaser is not an ERISA Entity; and

          (viii) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser; this Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (b) It is the intent of the Company and each Purchaser that, for federal, state and local income and franchise tax purposes, the VFC Certificates will be evidence of indebtedness of the Company. The Company and each Purchaser agree to treat the VFC Certificates for federal, state and local income and franchise tax purposes as indebtedness of the Company secured by the Series Collateral and the other Pledged Assets.

          SECTION 6.06. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, BETWEEN THE COMPANY OR THE MASTER SERVICER AND THE PURCHASER OR THE AGENT ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          SECTION 6.07. Costs and Expenses. The Company agrees to pay on demand to (i) the Agent all reasonable costs and expenses in connection with the preparation, execution, delivery and adminis tration (including periodic auditing and rating agency fees, costs and expenses) of this Agreement, the Pooling and Servicing Agreement and the other documents to be delivered in connection herewith and therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent, as to its rights and remedies and the rights and remedies of the Purchasers under this Agreement and the other documents delivered hereunder or in connection herewith and (ii) the Agent and any Affected Person, all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, and the other documents delivered hereunder or in connection herewith.

          SECTION 6.08. No Proceedings. SFC, the Agent and each Purchaser hereby agrees that it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law for one year and a day after the last day on which the VFC Certificates shall have been outstanding. The foregoing shall not limit the right of SFC, the Agent or any VFC Certificateholder to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against the Company by any other Person.

          SECTION 6.09. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 6.10.  Liabilities of the Company.
Notwithstanding any provision to the contrary in this Agreement, amounts payable by the Company hereunder pursuant to Section 2.07, 2.08, 2.09 or 6.07 shall be payable solely from Available Funds, shall be non-recourse to the Company other than with respect to Available Funds necessary to make such payment, and, until the earliest date on which proceedings of the type described in subsection 7.1(a) of the Pooling Agreement either are or pursuant to the terms of the Pooling Agreement, could be initiated against the Company, shall not constitute a claim against the Company to the extent that insufficient Available Funds exist to make such payment.

          IN WITNESS WHEREOF, the parties have caused this Agree ment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


COMPANY:                 SPECIALTY FOODS FINANCE CORPORATION




                         By:______________________________
                            Name:
                            Title:  Vice President, Treasurer
                                and Assistant Secretary

                         c/o H&M Food Systems
                         3709 East First Street
                         Fort Worth, Texas  76111
                         Attention: Chief Financial Officer
                         Telephone:  (817) 831-0981
                         Facsimile:  (817) 838-4468


MASTER SERVICER:         SPECIALTY FOODS CORPORATION




                         By:______________________________
                            Name:
                            Title:  Vice President and Treasurer


                         520 Lake Cook Road
                         Suite 520
                         Deerfield, Illinois 60015
                         Attention: Chief Financial Officer
                         Telephone:  (847) 405-5303
                         Facsimile:    (847) 405-5310


PURCHASERS:              BANKERS TRUST COMPANY

Commitment
$75,000,000
                         By:______________________________
                               Name:
                               Title:

                         14 Wall Street, 3rd Floor
                         New York, New York 10006
                         Attention: Karen Minissale
                         Telephone No.: (212) 618-2608
                         Facsimile No.:  (212) 618-2639


AGENT:                   BANKERS TRUST COMPANY, as Agent




                         By:______________________________
                               Name:
                               Title:


                         14 Wall Street, 3rd Floor
                         New York, New York 10006
                         Attention: Karen Minnisale
                         Telephone No.: (212) 618-2608
                         Facsimile No.:  (212) 618-2639
SCHEDULE I


CONDITIONS PRECEDENT DOCUMENTS


          (a)  A fully executed copy of the Receivables Sale
Agreement together with all amendments thereto in effect as of the Closing Date, and copies of the other instruments, agreements and documents required to be delivered thereunder.

          (b)  Fully executed copies of each of the Pooling
Agreement and the Servicing Agreement with all amendments thereto in effect as of the Closing Date and copies of the other instruments, agreements and documents required to be delivered thereunder.

          (c) A fully executed copy of the Supplement and copies of the other instruments, agreements and documents required to be delivered thereunder.

          (d) A fully executed copy of Amendment No. 5 to each of the Pooling Agreement and Receivables Sale Agreement and Amendment No. 1 to the Servicing Agreement.

          (e) A fully executed copy of the Consent from Capital Markets Assurance Corporation and the Control Party for the Term Certificates, Series 1994-1, and from Bankers
Trust Company, as Agent on behalf of the VFC
Certificateholders.

          (f) Letter from Standard & Poor Ratings Group assigning a rating of BBB for the VFC Certificates issued pursuant to the Supplement.

          (g)  A fully executed copy of the Guaranty.

          (h) Evidence that, on or before the Closing Date, proper financing statements (Form UCC-1) or other, similar instruments or documents have been filed, in each case as may be necessary or, in the opinion of the Agent, desirable under the UCC or any comparable law to perfect in first priority position the security interest and Lien of the Trustee in the Trust Assets.

          (i) A certificate of the Secretary or Assistant Secretary of the Company dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of the Company authorized to sign this Agreement and the Supplement on behalf of the Company and the other documents to be delivered by it hereunder and thereunder (on which certificate the Agent and each Purchaser may conclusively rely until such time as the Agent shall receive from the Company a revised certificate meeting the requirements of this paragraph (f)), (ii) that the copy of the certificate of incorporation of the Company attached thereto is a complete and correct copy and that such certificate has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the by-laws attached thereto is a complete and correct copy and that such by-laws have not been amended, modified or supplemented and is in full force and effect, and (iv) that the authorizing resolutions of the board of directors of the Company attached thereto approving and authorizing the execution, delivery and performance by the Company of this Agreement, the Supplement and the documents related thereto is a complete and correct copy and that such resolutions have not been amended, modified or supplemented and are in full force and effect.

          (j) A certificate of an Officer of the Company certifying (a) the accuracy of the representations and warranties of the Company made under the Program Documents,
(b) the satisfaction of all the conditions precedent required under Section 5.10(b) of the Pooling Agreement, and
(c) that the Amendment shall not adversely affect in any material respect the interest of the Series 1994-1 Term Certificateholders or the Series 1998-1 VFC Certificateholders.

          (k) A certificate of the Secretary or Assistant Secretary of the Master Servicer dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of the Master Servicer authorized to sign this Agreement and the Supplement on behalf of the Master Servicer and the other documents to be delivered by it hereunder and thereunder (on which certificate the Agent and each Purchaser may conclusively rely until such time as the Agent shall receive from the Master Servicer a revised certificate meeting the requirements of this paragraph (g)),
(ii) that the copy of the certificate of incorporation of the Master Servicer attached thereto is a complete and correct copy and that such certificate has not been amended, modified or supplemented and is in full force and effect,
(iii) that the copy of the by-laws attached thereto is a complete and correct copy and that such by-laws have not been amended, modified or supplemented and is in full force and effect, and (iv) that the authorizing resolutions of the board of directors of the Master Servicer attached thereto approving and authorizing the execution, delivery and performance by the Master Servicer of this Agreement, the Supplement and the documents related thereto is a complete and correct copy and that such resolutions have not been amended, modified or supplemented and are in full force and effect.

          (l) A certificate of the Secretary or Assistant Secretary of each of the Sellers under and as defined by the Receivables Sale Agreement, dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of each Seller authorized to sign the Amendment on behalf of each respective Seller and the other documents to be delivered by each Seller thereunder, and
(ii) that the authorizing resolutions of the board of directors of each of the Sellers attached thereto approving and authorizing the execution, delivery and performance by each Seller of the Amendment and the documents related thereto is a complete and correct copy and that such resolutions have not been amended, modified or supplemented and are in full force and effect.

          (m) Good standing certificates for each of the Company and the Master Servicer issued by the Secretaries of State of Delaware, Illinois and Texas dated as of a date no earlier than ten days prior to the date of the Closing.

          (n)  Opinions of (i) Paul, Weiss, Rifkind &
Garrison, (ii) Foley & Lardner, (iii) Dorsey & Whitney, LLP
(iv) Kelley, Hart & Hallman, and (v) Robert Aiken, counsel for the Company, the Master Servicer and each applicable
Seller, regarding, as applicable, due authorization and execution, enforceability, true sale and non-consolidation, perfection and priority of security interests and federal and state tax matters; provided, however, that with respect to issues of true sale and non-consolidation, such counsel, as applicable, may issue letters entitling the Agent and Purchasers to rely on their prior opinions on such subjects given in connection with the initial closing under the Pooling Agreement.

          (o) Opinion of Thacher, Proffitt & Wood, counsel for the Trustee.

          (p) UCC, tax lien and judgment search reports listing filings against the Company and each Seller under and as defined in the Receivables Sale Agreement in all applicable jurisdictions.
EXHIBIT A



FORM OF ASSIGNMENT AGREEMENT

     This ASSIGNMENT AGREEMENT, dated as of ____________
(this "Agreement"), is made between ____________________
(the "Assignor"), and _____________________ (the
"Assignee"). Except as otherwise defined herein, capitalized terms have the meanings assigned to them in the Certificate Purchase Agreement (as defined below).


BACKGROUND


     1. The Assignor is a party to the Certificate Purchase Agreement, dated as of March ___, 1998 (as amended, supplemented or otherwise modified from time to time, the "Certificate Purchase Agreement"), among Specialty Foods Finance Corporation, a Delaware corporation (the "Company"), Specialty Foods Corporation, a Delaware corporation, the VFC Certificateholders party thereto (including the Assignor), and Bankers Trust Company, as the Agent.

     2. The Assignor wishes to assign, and the Assignee wishes to be so assigned, the Assignor's rights and obligations arising on and after the Effective Date (as defined below) under the Certificate Purchase Agreement and its VFC Certificate, including (a) its Commitment and (b) its Pro Rata Share of the Invested Amount.

     3. The Assignor and the Assignee also wish (a) the Assignee to assume the obligations of the Assignor under the Certificate Purchase Agreement with respect to the Assignee's Share (as defined below) to the extent of the rights assigned and (b) the Assignor to be released from the obligations assumed by Assignee.

     4. The Company, by its execution hereof, is providing its written consent to the assignment accomplished by this Agreement.

     SECTION 1. Assignment. Effective on the Effective Date (as defined below) and upon payment of the amount specified in Section 3(a), the Assignor hereby assigns and transfers to the Assignee, without recourse, representation or warranty of any kind, express or implied (except as provided in Sections 6(a) and (b)), and subject to Section 4(b), the Assignee's Share (as specified in Annex I hereto) (the "Assignee's Share") of all of the Assignor's rights, title and interest arising under (a) the Certificate Purchase Agreement relating to the Assignor's Commitment including all rights and obligations with respect to the Invested Amount attributable to the Assignee's Share and (b) the Assignor's VFC Certificate with respect to the Assignee's Share as will result in the Assignee having from and after the Effective Date the Commitment ("Assignee's Commitment") specified in Annex I which shall be the face amount of such Assignee's VFC Certificate.

     SECTION 2.  Assumption.  Effective on the Effective
Date, the Assignee hereby irrevocably purchases, assumes and takes from the Assignor, and the Assignor is hereby expressly and absolutely released from, all of the Assignor's obligations arising under the Certificate
Purchase Agreement relating to the Assignee's Share and of any outstanding Invested Amount attributable to the Assignee's Share.

     SECTION 3. Payment. In consideration of the assignment by the Assignor to the Assignee as set forth above, the Assignee agrees to pay to the Assignor, in Dollars and in immediately available funds, (a) on or prior to the Effective Date, an amount specified by the Assignor in writing on or prior to the Effective Date that represents the Assignee's Share attributable to the Assignor's Pro Rata Share of the Invested Amount made pursuant to the Certificate Purchase Agreement and outstanding on the Effective Date, and (b) from time to time thereafter, other amounts (if any) that the Assignee has agreed in writing to pay to the Assignor after the Effective Date.

     Notwithstanding anything to the contrary in this Agreement, if and when the Assignee receives or collects (x) any payment of principal or interest relating to any VFC Certificate that is not attributable to Assignee's Share or
(y) any payment of fees that are required to be paid to the Assignor pursuant to this Agreement, then the Assignee shall forward the payment to the Assignor.

     To the extent payment of funds to the Assignee or the Assignor are not made within two Business Days, each, as the case may be, shall be entitled to recover the due amount, together with interest thereon at the Federal Funds Rate (as defined in the Supplement) per annum accruing from the date of payment or the date of receipt of the funds by the other party.

     SECTION 4. Effectiveness. (a)(i) This Agreement shall become effective on the date (the "Effective Date") on which it shall have been duly executed by all parties, the parties hereto have paid the processing and recording fee required by Section 6.04(d) of the Certificate Purchase Agreement and the Agent shall have recorded the information contained herein in its records. The Assignor hereby notifies the Agent of the assignment, effective as of the Effective Date, of the Assignee's Share of Assignor's Pro Rata Share of the Invested Amount attributable to the Assignee's Share, and directs the Agent to pay the Assignee,
(A) any payment of principal of, or interest on, any VFC Certificate attributable to the Assignee's Share and (B) any Non-Usage Fees attributable to the Assignee's Share of the Commitment. No (x) failure of either the Assignee or the Assignor to settle any amount owed to the other (except with respect to the payment of the processing and recordation fee to the Agent and the payment due under Section 3(a)), (y) dispute respecting any other settlement, including in respect of the Company, or (z) bankruptcy, insolvency or other condition whatsoever respecting any Person, shall in any way impair, reduce or otherwise affect the effectiveness of this Agreement.

          (ii) The Assignor, the Assignee and the Agent each acknowledges and agrees that from and after the Effective Date, the Agent shall make all payments under the Certificate Purchase Agreement in respect of the Assignee's Share (including all payments of principal, interest and Non-Usage Fees with respect thereto, whether or not the payments shall have accrued prior to or after the Effective Date) to the Assignee only. The Assignor and the Assignee hereby agree further to make all appropriate adjustments in payments to either of them under the Certificate Purchase Agreement for periods prior to the Effective Date directly between themselves.

     (b) With respect to any portion of the Assignor's Pro Rata Share of the Invested Amount attributable to the Assignee's Share, if and when the Assignor receives or collects any payment of principal, interest, Non-Usage Fees or other fees with respect to the Assignee's Share for any period commencing on or after the Effective Date, the Assignor shall distribute to the Assignee the portion attributable to the Assignee's Share, but only to the extent it accrued on or after the Effective Date and was not theretofore paid to the Assignee by the Company or otherwise. Any principal, interest and Non-Usage Fees paid prior to the Effective Date shall be retained by the Assignor. Any principal, interest or Non-Usage Fees received by the Assignee that accrued prior to the Effective Date shall be forwarded promptly, in the form received, to the Assignor. The Assignee recognizes and agrees that (i) it shall receive no payment on account of any Agent's fees or other amounts or expenses (including counsel fees) payable to the Agent (in such capacities and for its own account), (ii) this Agreement shall not operate to assign any rights or delegate any obligations of the Agent (in such capacities), and (iii) notwithstanding anything to the contrary in this Agreement, the Assignor shall retain all of its rights to indemnification under the Certificate Purchase Agreement for any events, acts or omissions occurring prior to the Effective Date.

     (c) The Agent, by its execution hereof, acknowledges the assignment and agrees to make payments in respect of interest, reimbursements and fees as described in clause
(a).

     SECTION 5. Rights as VFC Certificateholder under Certificate Purchase Agreement. In accordance with Section
6.04 of the Certificate Purchase Agreement, (a) as of the Effective Date, the Assignee will be a VFC Certificateholder under, and party to, the Certificate Purchase Agreement and shall have (i) all of the rights and obligations of a VFC Certificateholder (to the extent of the assignment and assumption of the Assignee's Share effected by this Agreement) and (ii) the addresses for notice purposes of Annex I hereto and (b) promptly on or after the Effective Date, the Company will execute and deliver any documents and instruments that the Assignor or the Assignee reasonably may require.

     SECTION 6. Representations and Warranties. (a) Each of the Assignor and the Assignee represents and warrants to the other as follows:

          (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, to fulfill the obligations hereunder and to consummate the transactions contemplated hereby,

          (ii) the making and performance of this Agreement and all documents required to be executed and delivered hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other applicable law or regulation,

          (iii) this Agreement has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, and

          (iv)  all approvals, authorizations or other
     actions by, or filing with, any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained.

     (b) The Assignor represents and warrants to the Assignee that the Assignee's Share and the Assignor's Pro
Rata Share of the Invested Amount attributable to the Assignee's Share are not subject to any Liens or security interests created by the Assignor.

     (c) Except as set forth in subsections (a) and (b), the Assignor makes no representations or warranties, express or implied, to the Assignee and shall not be responsible to the Assignee for (i) the execution, effectiveness, genuineness, legality, validity, enforceability, collectibility, regulatory status or sufficiency of the Certificate Purchase Agreement or any of the other Transaction Documents, (ii) the perfection, priority, value or adequacy of any collateral security or guaranty, (iii) the taking of any action, or the failure to take any action, with respect to any of the Transaction Documents, (iv) any representations, warranties, recitals or statements made in any of the Transaction Documents or in any written or oral financial or other statements, instruments, reports, certificates or documents made or furnished by the Assignor to the Assignee or by or on behalf of the Company or any of its Affiliates to the Assignor or the Assignee in connection with the Transaction Documents and the transactions contemplated thereby, (v) the financial or other condition of the Company or any other Person or (vi) any other matter having any relation to any of the foregoing. The Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Transaction Documents or the existence or possible existence of any Early Amortization Event or Potential Early Amortization Event. Additionally, the Assignor shall not have any duty or responsibility either initially or on a continuing basis to make any investigation or any appraisal on the Assignee's behalf or to provide the Assignee with any credit or other information with respect thereto, whether coming into the Assignor's possession before the execution of the Certificate Purchase Agreement or at any time thereafter. The Assignor shall have no responsibility with respect to the accuracy of, or the completeness of, any information provided to the Assignee, whether by the Assignor or by or on behalf of the Company or any other Person obligated under the Certificate Purchase Agreement or any related instrument or document.

     (d) Each of the representations and warranties made by the Assignor as a Purchaser under Section 6.05 of the Certificate Purchase Agreement is hereby repeated by the Assignee and incorporated herein. Furthermore, the Assignee represents and warrants that it has made its own independent investigation of each of the foregoing matters, including the financial condition and affairs of the Company and its Affiliates, in connection with the execution of this Agreement (including the solvency of the Company and its Affiliates, their ability to pay their respective debts as they mature and the capital of the Company and its Affiliates remaining after the closing under the Pooling and Servicing Agreement and the consummation of the transactions contemplated thereby) and has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Affiliates. The Assignee (i) confirms that it has received copies of the Pooling and Servicing Agreement, together with copies of certain other closing documents delivered in connection with the Certificate Purchase Agreement, financial statements and any other documents and information that it has requested or deemed appropriate to make its own credit analysis and decision to enter into this Agreement and (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other VFC Certificateholder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Pooling and Servicing Agreement.

     SECTION 7. No Proceedings. The Assignee hereby agrees to be bound by the provisions of Section 6.08 of the Certificate Purchase Agreement.

     SECTION 8. [ Withholding Taxes.  In accordance with
Section 2.09 of the Certificate Purchase Agreement, the Assignee agrees to execute and deliver to the Agent, for delivery to the Company, on or before the Effective Date an Internal Revenue Service Form 1001 or 4224 or successor applicable form, properly completed and duly executed by the Certificateholder certifying that it is entitled to receive payments under the Certificate Purchase Agreement without deduction or withholding of any United States Federal income taxes. The Assignee represents and warrants to the Company and the Assignor that, as of the Effective Date, it shall be entitled to receive payments of principal and interest hereunder without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof. In the event that, after delivering the applicable form, the Assignee shall cease to be exempt from withholding and/or deduction of taxes, then the Agent may withhold and/or deduct the applicable amount from any payments of principal, interest and any fees to which the Assignee otherwise would be entitled, and the Agent shall have no liability whatsoever to the Assignee for any such withholding or deduction. The Assignee shall indemnify the Company and the Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses that result from the Assignee's breach of such representation and warranty.*

     SECTION 9.] Miscellaneous. (a) Each of the parties hereto agrees to take any action and execute and deliver any documents that any party hereto reasonably may request from time to time in order to implement more fully the purposes of this Agreement. Without limiting the generality of the foregoing, the Assignor and the Assignee will cooperate in obtaining for the Assignee a VFC Certificate (as well as a replacement VFC Certificate for the Assignor representing any retained interest of the Assignor).

     (b) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES EXCEPT AS OTHERWISE CONTEMPLATED IN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

     (c) Except as otherwise set forth herein, this Agreement sets forth the entire agreement between the parties relating to the subject matter hereof, and no term or provision of this Agreement may be amended, changed, waived, discharged or terminated orally or otherwise, except in a writing signed by the Assignor and the Assignee.

     (d) This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     (e) Each of the parties hereto agrees that each party shall bear its own expenses in connection with the preparation and execution of this Agreement and the consummation of the Assignment described herein. The
Assignee further agrees that it shall send a check in the amount of $3,500 to the Agent on or prior to the Effective
Date, as payment of the processing and recordation fee described in Section 6.04(d) of the Certificate Purchase
Agreement.

     (f) All representations and warranties made, and indemnities provided for, herein shall survive the consummation of the transactions contemplated hereby.

     (g) The Assignor may at any time or from time to time grant assignments and participations in its rights and obligations under the Certificate Purchase Agreement and its VFC Certificate to other Persons, but not in the portions thereof assigned to the Assignee.

     (h) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Assignor nor the Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party and if required pursuant to
Section 6.04(d) of the Certificate Purchase Agreement, of the Company. The preceding sentence shall not limit the right of the Assignee to assign all or part of the Assignee's Share in the manner contemplated by the Certificate Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.


________________________________,
                                as Assignor

                              By:
Title: _________________________



_______________________________,
                                as Assignee

                              By:
___________________________
                              Title:
__________________________


     The undersigned hereby acknowledges, agrees and consents to the terms and provisions of this Agreement.

SPECIALTY FOODS FINANCE CORPORATION


By:  ____________________________________
  Title: __________________________________


     The undersigned hereby acknowledges the terms and provisions of this Agreement, and agrees to make payments in respect of principal, interest and fees as described in
Section 4(a).


BANKERS TRUST COMPANY,  as the Agent


By:  ____________________________________
  Title: __________________________________

ANNEX I
to the Assignment Agreement


1.   Item   Assignee's Share:

     Assignee's Commitment    $______________

     Percentage of Assignor's Commitment     __________%

1.   Item   Address of Assignee for notice purposes:

     _________________________________
     _________________________________
     _________________________________
     Attention: ________________________
     Telephone: _______________________
     Facsimile: ________________________






_______________________________
*    If the Assignee is a foreign entity.